Exhibit 10.1

March 25, 2020

Bespoke Extracts, Inc.

323 Sunny Isles Boulevard, Suite 700

Sunny Isles Beach, FL 33160

Ladies and Gentlemen:

I hereby exchange 1 outstanding share of Series B Preferred Stock of Bespoke Extracts, Inc. (the “Company”) in exchange for 1 newly created share of Series C Preferred Stock of the Company, such exchange to be effective upon the Company’s filing of the Certificate of Designation of Series C Preferred Stock with the Secretary of State of Nevada. Without limiting the generality of the foregoing, (i) effective upon such filing, such share of Series B Preferred Stock will automatically be deemed returned to the Company and cancelled, and the Company shall issue the 1 share of Series C Preferred Stock to the undersigned and (ii) this letter agreement will constitute a duly executed share transfer power for transfer by the undersigned of the Series B Preferred Stock to the Company.

Very truly yours,

/s/ Niquana Noel
Niquana Noel

Acknowledged and agreed:

Bespoke Extracts, Inc.

By:	/s/ Niquana Noel
Name: Niquana Noel
Title: Chief Executive Officer